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                                                                      Exhibit 23

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49705) of W. R. Grace & Co. of our report dated June 27, 2001 relating to the financial statements of the W. R. Grace & Co. Hourly Employees Savings and Investment Plan which appears in this Form 11-K.



PRICEWATERHOUSECOOPERS LLP
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/s/ PRICEWATERHOUSECOOPERS LLP



Baltimore, Maryland
June 27, 2001